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                                                                     EXHIBIT 4.1

DESCRIPTION OF SPECIMEN STOCK CERTIFICATE OF REGISTRANT

The face of the stock certificate has a border which is a continuous intricate design all the way around. The upper left and right corners contain a different irregular shaped wavy round design. In the center of the face at the top is a decorative arch. Below the decorative arch is a drawing of a motorcycle below which appears the company name in logo fashion. Below the company logo in the center of the certificate is a shaded rectangle in which the words "THIS CERTIFIES THAT" and "is the record holder of," appears in black ink, and the word "SPECIMEN" which appears stamped in red ink. The word "SPECIMEN" is also stamped within the border at the bottom on either side of the corporate seal. The border, upper left and right corners, the decorative arch and the shaded areas are all in green ink, the company logo is in red ink and the rest of the text is in black ink. The certificate is printed on an off-white or ivory colored paper.

The following is the text which appears in black on the face of the stock certificate starting in the upper lefthand corner and moving left to right and down:

COMMON STOCK                                 COMMON STOCK
INCORPORATED UNDER THE LAWS OF               CUSIP 277848 10 7
THE STATE OF DELAWARE                        SEE REVERSE FOR CERTAIN DEFINITIONS
THIS CERTIFIES THAT
IS THE RECORD HOLDER OF

FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK, $.001 PAR VALUE OF EASYRIDERS, INC.

transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned and registered by the Transfer Agent and Registrar.

WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated

/s/ SIG                                 /s/ SIG
SECRETARY                               PRESIDENT AND CHIEF EXECUTIVE OFFICER


EASYRIDERS, INC.
CORPORATE SEAL
1998
COUNTERSIGNED AND REGISTERED:
AMERICAN STOCK TRANSFER & TRUST COMPANY
TRANSFER AGENT AND REGISTRAR

BY

AUTHORIZED SIGNATURE

The following is the text in black ink which appears on the reverse of the stock certificate starting in the upper left hand corner and moving left to right and down:


     The Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Such requests shall be made to the Corporation's Secretary at the principal office of the Corporation.

     KEEP THIS CERTIFICATE IN A SAFE PLACE. IF IT IS LOST, STOLEN OR DESTROYED, THE CORPORATION WILL REQUIRE A BOND OF INDEMNITY AS A CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.

     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  --  as tenants in common
TEN ENT  --  as tenants by the entireties
JT TEN   --  as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT --       Custodian
                     -----------------------
                     (Cust)         (Minor)

                     under Uniform Gifts to Minors

                     Act
                         -------------------
                               (State)

UNIF TRF MIN ACT --   Custodian (until age  )
                     -----------------------
                                     under Uniform Transfers
                     ---------------
                             (Minor)

                     to Minors Act
                                   ---------------
                                   (State)

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, __________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE
[BOX]

--------------------------------------------------------------------------------
(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

_______________________________________ Shares of the common stock represented by the within Certificate, and do hereby irrevocably constitute and appoint _________________________ Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated
     -----------------------------
x
  --------------------------------

x
  --------------------------------


NOTICE: THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER.

Signature(s) Guaranteed


By
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THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION
(BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM) PURSUANT TO S.E.C. RULE 17Ad-15.